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                                                              EXHIBIT 10.1(j)(1)

                             AMENDMENT NO. 2 TO THE
                           UNIVERSAL FOODS CORPORATION
                         EXECUTIVE INCOME DEFERRAL PLAN

      WHEREAS, Universal Foods Corporation (the "Company") sponsors the Universal Foods Corporation Executive Income Deferral Plan (the "Plan") for selected executive employees; and

      WHEREAS, the Company desires to amend the Plan to provide for: (a) automatic lump sum distributions of participants' account balances following a change of control of the Company; (b) under certain circumstances, an elective lump sum distribution option at a participant's retirement; and (c) under certain circumstances, an elective participant in-service lump sum distribution option; and

      WHEREAS, the Company desires to amend the Plan to: (a) designate the Company's Benefits Investment Committee as the Plan's administrator and to vest such committee with the authority to construe and interpret the Plan; and (b) to vest the Company's Benefits Administrative Committee with the authority to determine claims.

      NOW THEREFORE, the Plan is hereby amended as follows effective as of June 15, 2000.

      1. The last sentence of Section I. of the Plan is hereby deleted in its entirety.

      2. Subsection A. of Section IV. of the Plan entitled "At Retirement" is hereby amended by inserting the following new paragraph as the first paragraph of such subsection:

            "A participant may elect to receive a lump sum distribution of his or her accumulated account balance payable at retirement but only if the Executive either makes such election at least one full calendar year prior to his or her retirement, or in lieu of such advance election, elects that his or her accumulated account balance be reduced by six percent (6%) at retirement.

                                      Or"

      3. Section IV. of the Plan is further amended by the addition of a new subsection D., entitled "In-Service Election", to read as follows:

            "D.   In-Service Election

                  A participant, prior to his or her termination of employment, may elect to receive a lump sum distribution of his or her accumulated account balance payable either: (i) as soon as administratively feasible on or after the January 1 following one full calendar year from the date of such election;
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                  or (ii) as soon as administratively feasible following such election, but in such event, the participant's accumulated account balance will be reduced by six percent (6%) at the time of payment. If a participant makes an in-service distribution election, his or her deferrals under the plan shall be suspended for the remainder of the calendar year in which such election is made and for the next two succeeding full calendar years."

      4. Subsection A. of Section X. of the Plan is hereby amended in its entirety to read as follows:

            "A. (i) Notwithstanding any other provision of this plan, in the event of the change of control of the Company, each participant (or, if the participant is deceased, the participant's spouse or other designated beneficiary) shall receive a lump sum distribution of his or her accumulated account balance (or a lump sum distribution or his or her remaining payments if already in pay status) as soon as administratively feasible after the date of such chance of control.

                (ii)  Subject to Section V., each participant employed with the
                       Company as of the date of the change of control shall continue to be eligible to participate in this plan until his or her termination of employment or retirement, and upon such Executive's termination or retirement any deferrals (and interest credited on such deferrals) under this plan subsequent to the lump sum distribution under paragraph (i) above shall be payable as provided in
                       Section IV., as applicable."

      5. Section XIII. of the Plan is hereby amended by the addition of new subsections E. and F. at the end thereof to read as follows:

            "E. The Company's Benefits Investment Committee, members of which are appointed by the Chief Executive Officer of the Company, shall be responsible for the general operation and administration of this plan and shall have the full authority to interpret and construe this plan. The Company's Benefits Investment Committee's interpretation and construction of this plan, and actions thereunder, shall be binding and conclusive on all persons and for all purposes.

            F. The Company's Benefits Administrative Committee, members of which are appointed by the Chief Executive Officer of the Company, shall have the full authority to determine and review claims for benefits under this plan. The Company's Benefits Administrative Committee's determination of benefit claims under this plan, and actions thereunder, shall be binding and conclusive on all persons and for all purposes."


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      IN WITNESS WHEREOF, this Amendment has been duly executed this 15th day of
June, 2000.

                                        UNIVERSAL FOODS CORPORATION


                                        By: /s/: Richard Carney
                                           -------------------------------------

Attest:


/s/ John L. Hammond
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